Exhibit 99.1

Climb Bio Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Business Updates

Dosing completed in Phase 1 study of budoprutug subcutaneous formulation, with data expected in H1 2026

Budoprutug clinical trials ongoing in pMN, ITP, and SLE, with initial data from all three trials expected in H2 2026

Enrollment ongoing in CLYM116 Phase 1 healthy volunteer study, with initial data expected mid-2026

Strong financial position with cash runway expected into 2028

WELLESLEY HILLS, MASS., (GLOBE NEWSWIRE) – March 5, 2026 – Climb Bio, Inc. (Nasdaq: CLYM), a clinical-stage biotechnology company developing therapeutics for patients with immune-mediated diseases, today reported financial results for the fourth quarter and full year ended December 31, 2025, and provided business updates.

“Throughout 2025, we translated strategy into disciplined execution and meaningfully advanced our pipeline,” said Aoife Brennan, M.B., Ch.B., President and Chief Executive Officer of Climb Bio. “With three clinical trials underway for budoprutug, our anti-CD19 monoclonal antibody, we are in a strong position to evaluate the program across multiple indications with high unmet need. We recently completed dosing in a fourth trial evaluating a subcutaneous formulation of budoprutug and are on track to share data from this study in the first half of 2026. In parallel, we continue to advance the clinical development of CLYM116, our anti-APRIL monoclonal antibody, which we believe has the potential to deliver a differentiated clinical profile in IgAN, and could represent a substantial therapeutic and commercial opportunity. With a global clinical footprint and multiple expected data readouts in 2026, we enter the year positioned for continued execution and an exciting, data-rich period ahead.”

Budoprutug Program Updates and Anticipated Milestones

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PrisMN Phase 2 primary membranous nephropathy (pMN) trial, enrollment ongoing. PrisMN is a global open-label, dose-ranging Phase 2 study designed to evaluate pharmacodynamics (including B cells, anti-PLA2R, and total immunoglobulin) and preliminary efficacy (including complete and partial remission) in pMN patients with persistent proteinuria despite optimized renin-angiotensin-aldosterone system (RAAS) inhibition, and to identify a dose for Phase 3 clinical development. In November 2025, we published long-term outcome data from the Phase 1b trial of budoprutug in pMN at the 2025 American Society of Nephrology (ASN) Kidney Week that demonstrated long-term control of proteinuria. Anticipate initial data, including preliminary B-cell and anti-PLA2R data, in H2 2026.
•
Phase 1b/2a immune thrombocytopenia (ITP) trial, enrollment ongoing. This global open-label, dose-escalation Phase 1b/2a trial of budoprutug in previously treated patients with ITP is designed to evaluate safety, tolerability, pharmacokinetics, pharmacodynamics, and preliminary efficacy, including B-cell depletion and platelet counts. Data from this trial are expected to provide a deeper understanding of budoprutug activity and dosing and will help inform future development. At the 2025 American Society of Hematology (ASH) conference, we detailed the Phase 1b/2a trial design. Anticipate initial data, including preliminary efficacy, in H2 2026.
•
Global Phase 1b systemic lupus erythematosus (SLE) trial, enrollment ongoing; China Phase 1b/2a SLE trial, in study start-up. The global, open-label, dose-escalation Phase 1b trial of budoprutug in moderate to severe SLE is designed to evaluate safety, tolerability, pharmacokinetics, pharmacodynamics, and preliminary efficacy, including B-cell depletion, autoantibody levels, and clinical activity. Data from this trial are expected to provide insights into budoprutug activity and will also help to inform future development efforts for our program broadly. In December 2025, we received Investigational New Drug (IND) clearance in China to initiate a separate, parallel Phase 1b trial in SLE, anticipated to provide complementary data, and will also seek to enroll SLE patients with lupus nephritis. Anticipate initial data from the Global study, including preliminary efficacy, in H2 2026 and anticipate first patient dosed in China SLE study in H1 2026.
•
Phase 1 trial of subcutaneous formulation, dosing completed. Dosing in the Phase 1 trial in healthy volunteers has been completed. The study is designed to evaluate bioavailability, pharmacokinetics, and pharmacodynamics, including B-cell depletion, of the subcutaneous formulation of budoprutug. Anticipate data in H1 2026.

CLYM116 Program Updates and Anticipated Milestones

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Phase 1 healthy volunteer study, enrollment ongoing. This Phase 1 trial in healthy volunteers will evaluate safety, pharmacokinetics, and pharmacodynamics of CLYM116. Separately, our partner, Beijing Mabworks Biotech Co., Ltd. (NEEQ Code: 874070, Mabworks), has initiated a Phase 1/2 study consisting of a single ascending dose study in healthy volunteers, followed by a multiple ascending dose study in IgAN patients. In November, we presented a poster highlighting additional data on the favorable CLYM116 preclinical pharmacokinetic and pharmacodynamic profile at 2025 ASN Kidney Week. Anticipate initial healthy volunteer data in mid-2026.

Fourth Quarter and Full Year 2025 Financial Results and Guidance

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Cash Position: Cash, cash equivalents, and marketable securities were $160.7 million as of December 31, 2025, expected to fund operations into 2028.
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Research and Development (R&D) expenses: R&D expenses were $13.7 million for the three months ended December 31, 2025, compared to $6.0 million for the comparable period in 2024, and were $46.7 million for the full year 2025, compared to $14.3 million for the full year 2024.
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General and Administrative (G&A) expenses: G&A expenses were $5.6 million for the three months ended December 31, 2025, compared to $5.0 million for the comparable period in 2024, and were $21.2 million for the full year 2025, compared to $16.0 million for the full year 2024.
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Other income, net: Other income, net was $1.8 million for the three months ended December 31, 2025, compared to $2.5 million for the comparable period in 2024, and was $8.0 million for the full year 2025, compared to $8.1 million for the full year 2024.

About Climb Bio, Inc.

Climb Bio, Inc. is a clinical-stage biotechnology company with a mission to deliver high impact, disease-modifying medicines for individuals living with immune-mediated diseases, including those affecting kidney health. The Company’s pipeline includes, budoprutug, an anti-CD19 monoclonal antibody that has potential to treat a broad range of B-cell mediated diseases, and CLYM116, an anti-APRIL monoclonal antibody being developed for IgA nephropathy. For more information, please visit climbbio.com.

About Budoprutug
Budoprutug is a clinical-stage, anti-CD19 monoclonal antibody with the potential to address a broad range of B-cell mediated, immune-driven diseases. Designed with enhanced effector function and low picomolar affinity, budoprutug targets and depletes CD19-expressing B cells, including plasmablasts and certain plasma cells, key sources of pathogenic autoantibodies. Early clinical data suggest budoprutug may offer durable B-cell depletion, rapid reductions in autoantibodies, and clinical remission in primary membranous nephropathy (pMN). Budoprutug is being evaluated in clinical trials for pMN, immune thrombocytopenia (ITP), and systemic lupus erythematosus (SLE). A subcutaneous formulation is also in development to enable broader patient access. Budoprutug has been granted orphan drug designation by the FDA for the treatment of pMN.

About CLYM116

CLYM116 is a clinical-stage monoclonal antibody targeting APRIL (A Proliferation-Inducing Ligand), a key driver of pathogenic B-cell activity in autoimmune diseases. CLYM116 employs a novel pH-dependent bind-and-release ‘sweeper’ mechanism to potently block APRIL signaling, promote lysosomal degradation of APRIL, and recycle the antibody to extend its half-life. This differentiated design offers the potential for rapid, deep, and durable inhibition of APRIL with a favorable safety profile and less frequent dosing. CLYM116 is being advanced for the treatment of IgA nephropathy (IgAN) and may also have broader utility across other B-cell mediated diseases where APRIL plays a critical role.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding: future expectations, plans and prospects for Climb Bio; expectations regarding the therapeutic benefits, clinical potential and clinical development of budoprutug and CLYM116; the anticipated timelines for initiating Climb Bio’s parallel Phase 1b clinical trial of budoprutug in China; the anticipated timelines for announcing data from Climb Bio’s ongoing and planned clinical trials and Beijing Mabworks Biotech Co., Ltd.’s (“Mabworks”) Phase 1/2 trial of CLYM116; the anticipated benefits of Climb Bio’s technology transfer and exclusive license agreement with Mabworks; the sufficiency of Climb Bio’s cash resources for the period anticipated; and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” “will,” “working” and similar expressions. Forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. Climb Bio may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, important risks and uncertainties associated with: the ability of Climb Bio to timely and successfully achieve or recognize the anticipated benefits of its acquisition of Tenet Medicines, Inc. and its technology transfer and exclusive license agreement with Mabworks; Climb Bio’s ability to advance budoprutug and CLYM116 on the timelines expected or at all and to obtain and maintain necessary approvals from the U.S. Food and Drug Administration and other regulatory authorities; obtaining and maintaining the necessary approvals from investigational review boards at clinical trial sites and independent data safety monitoring boards; replicating in clinical trials positive results found in early-stage clinical trials or nonclinical studies; competing successfully with other companies that are seeking to develop treatments for primary membranous nephropathy, immune thrombocytopenia, systemic lupus erythematosus, IgA nephropathy and other immune-mediated diseases; maintaining or protecting intellectual property rights related to budoprutug, CLYM116 and/or its other product candidates; managing expenses; changes in applicable laws or regulation; the possibility that Climb Bio may be adversely affected by other economic, business and/or competitive factors; and raising the substantial additional capital needed, on the timeline necessary, to continue development of budoprutug, CLYM116 and any other product candidates Climb Bio may develop. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Climb Bio’s actual results to differ materially from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in Climb Bio’s most recent filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Climb Bio’s views as of the date hereof and should not be relied upon as representing Climb Bio’s views as of any date subsequent to the date hereof. Climb Bio anticipates that subsequent events and developments will cause Climb Bio’s views to change. However, while Climb Bio may elect to update these forward-looking statements at some point in the future, Climb Bio specifically disclaims any obligation to do so, except as required by law.

Investors and Media

Carlo Tanzi, Ph.D.

Kendall Investor Relations

ctanzi@kendallir.com

Climb Bio, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	December 31,
	2025	2024
Assets
Cash, cash equivalents and marketable securities	$160,652	$212,529
Other assets	7,092	4,658
Total assets	$167,744	$217,187
Liabilities and stockholders’ equity
Liabilities	$7,269	$5,306
Total stockholders’ equity	160,475	211,881
Total liabilities and stockholders’ equity	$167,744	$217,187

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating expenses:
Research and development	$13,738	$5,959	$46,713	$14,336
Acquired in-process research and development, related party	—	—	—	51,659
General and administrative	5,558	4,952	21,170	16,025
Total operating expenses	19,296	10,911	67,883	82,020
Loss from operations	(19,296)	(10,911)	(67,883)	(82,020)
Other income, net	1,780	2,495	8,032	8,123
Net loss	$(17,516)	$(8,416)	$(59,851)	$(73,897)
Net loss per share, basic and diluted	$(0.26)	$(0.13)	$(0.88)	$(1.53)